UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Definitive Proxy Statement
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The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Shareholder Services

Shareholder Name

Address 1

Address 2

Address 3

Address 4

Dear Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your fund investment(s) in Schroder Series Trust and/or Schroder Capital Funds (Delaware) (the “Trusts”). This letter is being mailed to you at the request of the management of the Schroder Mutual Funds.

These matters relate to important initiatives for the Trusts which require your response.

It is very important that we speak to you regarding these matters.  The call will only take a few moments of your time and there is no confidential information required.

Please contact AST Funds Solutions at (800) 713-9968 Extension 11037 between the hours of 9:00 a.m. and 10:00 p.m. Eastern time, Monday through Friday. At the time of the call please reference the number listed below.

Thank you in advance for your assistance.

Sincerely,

Mark A. Hemenetz
President

REFERENCE NUMBER:    123456789

875 Third Avenue, 22nd Floor
New York NY 10022	REGNOBO

Dear Valued Shareholder,

Your opportunity to vote on important changes to certain funds in the Schroder Series Trust and Schroder Capital Funds (Delaware) is here.  It is critical that we hear from you, which is why we’re asking you to exercise your right as a shareholder by voting your proxy. The proxy package you recently received invites you to consider the proposal(s) and vote as described in your proxy statement.

At the time of this letter, our records indicate that you have not yet voted.  If you have responded already, thank you for your time.  If you have not, please take a moment to cast your vote so that your shares may be represented for the purposes of a quorum for the Joint Shareholder Meeting scheduled on October 11, 2016.

As background, shareholders of each of the Target Funds listed below are being asked to vote on the proposed reorganization (each, a “Reorganization”) of their Target Fund into a newly-formed corresponding series of The Hartford Mutual Funds II, Inc. (“HMF II” and each such newly formed series thereof, an “Acquiring Fund”): The Board of Trustees of each Target Fund recommends that you vote FOR its Reorganization.

TARGET FUND	ACQURING FUND
Schroder Absolute Return EMD and Currency Fund	Hartford Schroders Emerging Markets Debt and Currency Fund
Schroder Broad Tax-Aware Value Bond Fund	Hartford Schroders Tax-Aware Bond Fund
Schroder Emerging Market Equity Fund	Hartford Schroders Emerging Markets Equity Fund
Schroder Emerging Markets Multi-Sector Bond Fund	Hartford Schroders Emerging Markets Multi-Sector Bond Fund
Schroder International Alpha Fund	Hartford Schroders International Stock Fund
Schroder International Multi-Cap Value Fund	Hartford Schroders International Multi-Cap Value Fund
Schroder Global Multi-Asset Income Fund	Hartford Schroders Income Builder Fund
Schroder Global Strategic Bond Fund	Hartford Schroders Global Strategic Bond Fund
Schroder U.S. Opportunities Fund	Hartford Schroders US Small Cap Opportunities Fund
Schroder U.S. Small and Mid Cap Opportunities Fund	Hartford Schroders US Small/Mid Cap Opportunities Fund

More information regarding this Joint Special Meeting and the proposals can be found in the proxy statement you received. If you would like another copy of the proxy statement or have proxy-related questions, please call (800) 713-9968 Extension 808. Representatives are available between 9 a.m. and 10 p.m. Eastern Time.

Once you’ve made a decision, the voting process takes only a few minutes. Please review the instructions on the enclosed proxy card.  There are three easy ways to vote:

•                  Online: Log on to the website provided on your proxy card. You will need the control number found on the proxy card to log in.

•                  By mail: Sign, date, and mail your proxy card in the postage-paid envelope provided in your proxy package.

•                  At the shareholder meeting: You may attend the shareholder meeting and vote in person. Details are in your proxy package.

If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Joint Special Meeting on October 11, 2016.

Your prompt response is greatly appreciated.

Sincerely,

Mark A. Hemenetz
President

OBO
875 Third Avenue, 22nd Floor, New York NY 10022